UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2026

Westrock Coffee Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41485	80-0977200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4009 N. Rodney Parham Road

4th Floor

Little Rock, AR 72212

(Address of Principal Executive Offices, and Zip Code)

(501) 918-9358

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.01 per share	WEST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, the Board of Directors (the “Board”) of Westrock Coffee Company (the “Company”) appointed A. Wellford Tabor to the Board, effectively immediately. Additionally, Mr. Tabor was appointed to the Audit & Finance Committee of the Board.

Mr. Tabor was appointed to fill the vacancy in the class of directors whose term expires at the 2027 annual meeting of the Company’s stockholders (Class II), following the retirement of Mr. R. Brad Martin from the Board, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2026 (the “Prior 8-K”). Mr. Tabor will hold office until the 2027 annual meeting of the Company’s stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Additionally, on April 20, 2026, the Board reduced the size of the Board by one (1) to eliminate the vacancy created by the retirement of Ms. Josie Natori from the Board, as disclosed in the Prior 8-K.

Mr. Tabor was designated for appointment to the Board by the RVAC Majority (as defined in that certain Amended and Restated Investor Rights Agreement, dated June 29, 2023, by and among the Company and the other parties thereto, as amended by that certain First Amendment (the “Amendment”) to the Amended and Restated Investor Rights Agreement dated November 5, 2024 (collectively, the “Investor Rights Agreement”)). Pursuant to the Investor Rights Agreement, the RVAC Majority has the right, but not the obligation, to designate up to two (2) RVAC Directors (as defined in the Investor Rights Agreement), so long as the RVAC Reference Group (as defined in the Investor Rights Agreement) collectively beneficially owns at least 10% of the Company’s outstanding stock. Additionally, the Investor Rights Agreement provides that in the event of a vacancy involving an RVAC Director, the RVAC Majority has the right to designate a replacement to fill such vacancy. The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement and the Amendment, which are included as Exhibits 4.1 and 4.2 to this Current Report and the terms of which are incorporated into this Item 5.02 by reference.

Mr. Tabor is Head of Direct Investments and a Managing Director of HF Capital, LLC, the managing member of HF Direct Investments Pool, LLC, a greater than 10% holder of the Company’s outstanding common stock. Mr. Tabor owns $2.0 million of the Company’s 5.00% convertible senior notes due 2029 and $2.0 million of the Company’s 5.00% convertible senior notes due 2031. In addition, Mr. Tabor’s brother, Owen Tabor, owns $0.5 million of the Company’s 5.00% convertible senior notes due 2029.

As a non-employee member of the Board, Mr. Tabor will be compensated in accordance with the Company’s non-employee director compensation program, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2025, which such description is incorporated herein by reference.

Except as set forth above, there are no arrangements or understandings between Mr. Tabor and any other person pursuant to which Mr. Tabor was selected as a director and no transactions between Mr. Tabor and the Company requiring disclosure under Item 404(a) of Regulation S-K.

The Company entered into an indemnification agreement with Mr. Tabor in a form generally consistent with the indemnification agreements entered into with the Company’s other directors. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is included as Exhibit 10.1 to this Current Report and the terms of which is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L.P., BBH CPV WCC Co-Investment LLC, Riverview Sponsor Partners, LLC and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 30, 2023 by Westrock Coffee Company (File No. 001-41485))
4.2	First Amendment, dated November 5, 2024, to the Amended and Restated Investor Rights Agreement, dated as of June 29, 2023, by and among Westrock Coffee Company, Westrock Group, LLC, BBH Capital Partners V, L.P., BBH Capital Partners V-A, L. P., BBH CPV WCC Co-Investment LLC, 2023-2 R Brad Martin Grantor Retained Annuity Trust, R. Brad Martin and HF Direct Investments Pool, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on November 7, 2024 by Westrock Coffee Company (File No. 001-41485))
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the Registration Statement of Westrock Coffee Company on Form S-4 (File No. 333-264464))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COFFEE COMPANY

By:	/s/ Robert P. McKinney
	Name:	Robert P. McKinney
	Title:	Chief Legal Officer and Corporate Secretary

Dated: April 20, 2026